Exhibit 5.1

[Letterhead of Troutman Pepper Hamilton Sanders LLP]

May 10, 2024

Avenue Therapeutics, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

Re:         Up to $3,850,000 of Shares of Common Stock, par value $0.0001 per share, to be offered pursuant to the Offering Agreement

Ladies and Gentlemen:

We are acting as counsel to Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance, offer and sale of an aggregate of $3,850,000 of shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, from time to time and at various times in an “at the market offering” pursuant to the terms of the At the Market Offering Agreement, dated May 10, 2024 (the “Offering Agreement”) by and between the Company and H.C. Wainwright & Co, LLC, the registration statement on Form S-3 (No. 333-261520) originally filed on December 7, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on December 10, 2021, the base prospectus included in the Registration Statement (the “Prospectus”) and the prospectus supplement related to the Offering, dated May 10, 2024 (the “Prospectus Supplement”) filed on the date hereof with the Commission under Rule 424(b) under the Securities Act. The Shares may be offered and sold by the Agent on behalf of Company from time to time pursuant to Rule 415 under the Securities Act in accordance with the terms of the Sales Agreement.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the offer and sale of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except we make no such assumption as to the Company.

Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when the Shares have been issued and sold in accordance with the Offering Agreement, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, and in accordance with resolutions duly adopted the Board of Directors of the Company with respect to the offer, sale and issuance of the Shares pursuant to the Offering Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering this opinion, we have assumed that the resolutions of the Board of Directors of the Company authorizing the Company to issue and deliver and sell the Shares pursuant to the Offering Agreement will be in full force and effect at all times at which the Shares are issued and delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K, dated the date hereof, filed by the Company and incorporated by reference into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP